Mercer Gold Corporation (British Colombia)
1404 - 1228 West Hastings Street
Vancouver, British Colombia

December 30, 2010

Re: Mineral Assets Option Agreement Amendments

Per the Mineral Assets Option Agreement “MAOA” executed April 13, 2010 between Mercer Gold Corp. (British Colombia) “MGCBC” and Mercer Gold Corp. (Nevada) “MGCNV”, formerly known as Uranium International Corp. “UIC”, we kindly request amendments as follows:

Change to the definition of “Expenditures” in the MAOA:

““Expenditures” means all costs, expenses, charges, obligations and liabilities of whatever kind or nature expended, funded or incurred directly or indirectly by the Operator and the Optionee including, without limiting the generality of the foregoing, by any joint venture partner of the Optionee, on or in respect of the Property and in connection with the exploration and development of the Property during the term of the Option and including, again without limiting the generality of the foregoing, all monies expended in maintaining the Property in good standing by the doing and filing of assessment work and by the making the tenure payments, within the time periods in which such tenure payments are required to be made, and by expending, funding or incurring all on-site Property costs and including, again without limiting the generality of the foregoing, the costs of prospecting, claim staking, Property payments (other than the Underlying Option Agreement Payments as defined in Section “2.2(d)”), taxes, mapping, surveying, permitting, geophysical, geochemical and geological surveys, sampling, assaying, trenching, drilling, geochemical analyses, road building, drill site preparation, drafting, report writing, consultants, metallurgical testing, mining, metallurgical and economic studies, feasibility studies and including, again without limitation, any feasibility study, reclamation and all other project expenditures, together with the supervision and management of all work done for the benefit of the Property;”

	1620 – 200 Burrard Street	Main +1.604.681.3130
MERCER GOLD CORPORATION	Vancouver, BC	Fax +1.604.681.3134
mercergoldcorp.com	V6C3L6	Email info@mercergoldcorp.com

Change to Article 2 section 2 subsection C:

“Expenditure commitments: provide funding for or expend, in accordance with the terms and conditions of this Agreement, minimum cumulative Expenditures for Exploration and Development work on any of the mineral Property interests comprising the Assets of an aggregate of at least U.S. $11,500,000 commencing on the Effective Date hereof and ending no later than December 31, 2012 (which period in time from the Effective Date to the end of December 31, 2012 being hereinafter referred to as the “Minimum Expenditure Period”) in the following manner:

(i) no less than an initial U.S. $750,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by the Optionee on any of the mineral Property interests comprising the Assets by December 31, 2010;

(ii) no less than an additional U.S. $5,750,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by the Optionee on any of the mineral Property interests comprising the Assets by December 31, 2011; and

(iii) no less than a final U.S. $5,000,000 of the Expenditures for Exploration and Development work shall be expended, or cause to be expended, by the Optionee on any of the mineral Property interests comprising the Assets by December 31, 2012;

provided, however, that: (A) any Expenditures for Exploration and Development work expended in any year in excess of the minimum Expenditures required under this paragraph “2.2(c)” shall be fully credited against the Expenditures for Exploration and Development work the Optionor is required to expend in a subsequent year herein such that total minimum cumulative Expenditures for Exploration and Development work of at least U.S. $11,500,000 must be expended, or cause to be expended, by the Optionee on any of the mineral property concession interests comprising the Property prior to the termination of the Minimum Expenditure Period; and”

If you are in agreeance with these proposed changes that supercede the respective clauses in the MAOA, we would kindly ask you to initial each page and then execute below.

	1620 – 200 Burrard Street	Main +1.604.681.3130
MERCER GOLD CORPORATION	Vancouver, BC	Fax +1.604.681.3134
mercergoldcorp.com	V6C3L6	Email info@mercergoldcorp.com

IN WITNESS WHEREOF each of the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as of the Effective Date as set forth in the front page of this Document.

The CORPORATE SEAL of	)
MERCER GOLD CORP. (British Colombia))
the Optionor herein, was hereunto affixed	)
in the presence of:	)	(C/S)
)
)
/s/ signed	)
Authorized Signatory	)

The CORPORATE SEAL of	)
MERCER GOLD CORP. (Nevada))
the Optionee herein, was hereunto affixed	)
in the presence of:	)	(C/S)
)
)
/s/ signed	)
Authorized Signatory	)

	1620 – 200 Burrard Street	Main +1.604.681.3130
MERCER GOLD CORPORATION	Vancouver, BC	Fax +1.604.681.3134
mercergoldcorp.com	V6C3L6	Email info@mercergoldcorp.com